                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION
          STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

                                          SIX MONTHS ENDED  THREE MONTHS ENDED
                                               JUNE 30            JUNE 30
                                          ----------------- -------------------
                                            1996     1995     1996      1995
                                          -------- -------- --------- ---------
                                          (IN THOUSANDS EXCEPT PER SHARE DATA)
Net income..............................  $ 95,868 $ 80,968 $  48,705 $  40,858
                                          ======== ======== ========= =========
Average shares of common stock outstand-
 ing....................................    56,764   58,199    56,508    58,293
                                          ======== ======== ========= =========
Earnings per common share...............  $   1.69 $   1.39 $    0.86 $    0.70
                                          ======== ======== ========= =========
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